UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) January 31, 2008

FARO TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-20381	59-3157093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Technology Park, Lake Mary, Florida	32746
(Address of Principal Executive Offices)	(Zip Code)

(407) 333-9911

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors

On January 31, 2008, the Board of Directors of FARO Technologies, Inc. elected John Donofrio to the Board of Directors. Mr. Donofrio has served as Visteon’s Senior Vice President, General Counsel and Chief Compliance Officer since 2005. Before joining Visteon, Mr. Donofrio served as Vice President and General Counsel for Honeywell Aerospace, a position he held upon his 2000 promotion from Vice President, Intellectual Property and Deputy General Counsel of Honeywell International. Previously he was a Partner at Kirkland & Ellis LLP, during which time he also served for a year as an adjunct professor at Seton Hall University’s School of Law.

FARO’s Board of Directors is divided into three classes, as nearly equal as possible, with one class of directors elected each year for a three-year term. Mr. Donofrio was elected to the class of directors whose term expires at the 2010 annual meeting of shareholders (or until his successor has been duly elected and qualified). However, because the Florida Business Corporation Act provides that any director elected by the Board of Directors to fill a vacancy on the Board must stand for re-election at the next meeting of the shareholders, Mr. Donofrio will stand for election at the 2008 annual meeting of shareholders. The Board of Directors has determined that Mr. Donofrio is an independent director under the NASDAQ Marketplace Rules.

A copy of FARO’s press release announcing the election is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01 Exhibits.

(d)	Exhibits

99.1	Press Release dated as of February 5, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

FARO Technologies, Inc. (Registrant)

Date: February 13, 2008

/s/ Jay Freeland
Jay Freeland Chief Executive Officer